SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 19, 2002

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-4281 (Commission File Number)	88-0104066 (I.R.S. Employer Identification No.)

6601 South Bermuda Road, Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 270-7600

Not Applicable
(Former name or former address, if changed since last report)

FORM 8-K/A
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
INDEPENDENT AUDITORS’ REPORT
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
COMBINED BALANCE SHEETS
December 31, 2001 (In 000’s)
COMBINED STATEMENTS OF OPERATIONS
COMBINED STATEMENTS OF OPERATIONS
Notes to Unaudited Pro Forma Condensed Combined Financial Information
SIGNATURE

ALLIANCE GAMING CORPORATION

FORM 8-K/A

           On March 19, 2002, Alliance Gaming Corporation (“Alliance”) completed the acquisition of Advanced Casino Systems Corporation (“Advanced Casino”). ACSC Acquisitions, Inc., an indirect wholly owned subsidiary of Alliance, purchased all of the issued and outstanding capital stock of Advanced Casino from PPI Corporation, a wholly owned subsidiary of Greate Bay Casino Corporation, for a total purchase price of $14.6 million, or $8.5 million net of the cash on hand at Advanced Casino. On April 3, 2002, Alliance filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the completion of the acquisition.

           This Amendment No. 1 to Current Report on Form 8-K has been filed to provide the Financial Statements and Pro Forma Financial Information required pursuant to Items 7(a)(1) and (b)(1) of Form 8-K.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

INDEPENDENT AUDITORS’ REPORT

Advanced Casino System Corporation

We have audited the accompanying balance sheets of Advanced Casino Systems Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Advanced Casino Systems Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Dallas, Texas
February 22, 2002

ADVANCED CASINO SYSTEMS CORPORATION
BALANCE SHEETS

ASSETS

	December 31,

	2001	2000

Current Assets:

Cash	$6,754,000	$3,576,000

Temporary cash investment	100,000	100,000

Accounts receivable, net of allowance of $8,000 in 2001 and $20,000 in 2000	4,512,000	1,293,000

Inventories	774,000	520,000

Due from affiliates	197,000	301,000

State income taxes receivable	12,000	22,000

Deferred income taxes	110,000	72,000

Costs and estimated earnings in excess of billings	350,000	340,000

Refundable deposits and other current assets	296,000	505,000

Total current assets	13,105,000	6,729,000

Operating Equipment	1,232,000	913,000

Less — accumulated depreciation and amortization	(781,000)	(578,000)

Net operating equipment	451,000	335,000

Other Assets:

Asset held for sale	70,000	—

Deferred income taxes	71,000	8,000

Total other assets	141,000	8,000

	$13,697,000	$7,072,000

ADVANCED CASINO SYSTEMS CORPORATION
BALANCE SHEETS

LIABILITIES AND SHAREHOLDER’S EQUITY

	December 31,

	2001	2000

Current Liabilities:

Current maturity of obligation under capital lease	$69,000	$—

Accounts payable	2,293,000	1,743,000

Accrued liabilities - Salaries and wages	596,000	261,000

Other	32,000	27,000

Unearned revenues	2,264,000	2,407,000

Due to affiliates	429,000	410,000

Other current liabilities	116,000	20,000

Total current liabilities	5,799,000	4,868,000

Obligation under capital lease	130,000	—

Commitments (Note 6)

Shareholder’s Equity:

Common stock, $1 par value per share; 1,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000

Additional paid in capital	491,000	491,000

Retained earnings	7,276,000	1,712,000

Total shareholder’s equity	7,768,000	2,204,000

	$13,697,000	$7,072,000

ADVANCED CASINO SYSTEMS CORPORATION
STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2001	2000	1999

System Sales and Support Revenues:

Third party	$34,347,000	$10,893,000	$4,590,000

Affiliates	1,682,000	3,228,000	1,355,000

Total revenues	36,029,000	14,121,000	5,945,000

Expenses:

Cost of sales:

Third party	13,700,000	4,648,000	2,050,000

Affiliates	762,000	1,375,000	578,000

Other operating expenses:

System development and support services	7,291,000	3,749,000	2,363,000

Marketing	1,519,000	1,211,000	409,000

General and administrative	3,247,000	1,915,000	1,457,000

Write down of asset held for sale	138,000	—	—

Depreciation	248,000	181,000	181,000

Total expenses	26,905,000	13,079,000	7,038,000

Income (loss) from operations	9,124,000	1,042,000	(1,093,000)

Non-operating income:

Interest income	168,000	93,000	28,000

Interest expense	(25,000)	—	—

Total non-operating income	143,000	93,000	28,000

Income (loss) before income taxes	9,267,000	1,135,000	(1,065,000)

Income tax (provision) benefit	(3,703,000)	(528,000)	501,000

Net income (loss)	$5,564,000	$607,000	$(564,000)

ADVANCED CASINO SYSTEMS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

			Additional
			Paid-In	Retained
	Common Stock		Capital	Earnings

	Shares	Amount

BALANCES, January 1, 1999	1,000	$1,000	$—	$1,669,000

Net loss	—	—	—	(564,000)

BALANCES, December 31, 1999	1,000	$1,000	$—	$1,105,000

Capital contribution	—	—	491,000	—

Net income	—	—	—	607,000

BALANCES, December 31, 2000	1,000	$1,000	$491,000	$1,712,000

Net income	—	—	—	5,564,000

BALANCES, December 31, 2001	1,000	$1,000	$491,000	$7,276,000

ADVANCED CASINO SYSTEMS CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2001	2000	1999

OPERATING ACTIVITIES:

Net income (loss)	$5,564,000	$607,000	$(564,000)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Depreciation	248,000	181,000	181,000

Provision for doubtful accounts	8,000	20,000	28,000

Write down of asset held for sale	138,000	—	—

Deferred income tax provision	(101,000)	38,000	58,000

Increase in receivables	(3,123,000)	(1,045,000)	(250,000)

Increase (decrease) in accounts payable and other accrued liabilities	890,000	1,090,000	(662,000)

Net change in other current assets and liabilities	(73,000)	2,237,000	(344,000)

Net cash provided by operating activities	3,551,000	3,128,000	(1,553,000)

INVESTING ACTIVITIES:

Purchases of operating equipment	(322,000)	(184,000)	(51,000)

Temporary cash investment	—	(100,000)	—

Net cash used in investing activities	(322,000)	(284,000)	(51,000)

FINANCING ACTIVITIES:

Payments of capital lease obligation	(51,000)	—	—

Borrowing from affiliate	—	—	477,000

Net cash (used in) provided by financing activities	(51,000)	—	477,000

Net increase (decrease) in cash	3,178,000	2,844,000	(1,127,000)

Cash at beginning of year	3,576,000	732,000	1,859,000

Cash at end of year	$6,754,000	$3,576,000	$732,000

ADVANCED CASINO SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS

(1)	Organization and Business

           Advanced Casino Systems Corporation (“ACSC”), a Delaware corporation, is engaged in the development, installation and maintenance of casino systems. ACSC was a wholly owned subsidiary of PPI Corporation, which in turn is a wholly owned subsidiary of Greate Bay Casino Corporation (“GBCC”).

           On December 28, 2001, GBCC and three of its wholly owned subsidiaries, PPI Corporation, PCPI Funding Corp. and PPI Funding Corp., filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware together with a joint disclosure statement and a joint Chapter 11 Plan.

           ACSC has installed or is currently installing its systems at 20 non-affiliated casino properties. ACSC has continuing license and maintenance agreements with and provides consulting services and sells parts and hardware to these information technology customers. In addition to non-affiliated casino properties, ACSC also licenses its casino information technology systems to HCC’s casino facilities (see Note 4).

(2)	Summary of Significant Accounting Policies

           The significant accounting policies followed in the preparation of the accompanying financial statements are discussed below. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Revenue Recognition

           Revenue is generally recognized when all significant contractual obligations have been satisfied and collection is reasonably assured. Revenue from hardware and inventory sales is recognized upon delivery and acceptance. Revenues from services are recognized upon performance.

           Certain of ACSC’s sales of software to third parties are pursuant to agreements which specify modifications to be made, require on-going vendor support or provide for other specialized terms and conditions. In recognizing revenue under such agreements, ACSC has adopted and complies with the reporting requirements of Statement of Position 97-2, “Software Revenue Recognition” (“SOP 97-2”) issued by the American Institute of Certified Public Accountants. The provisions of SOP 97-2 require, among other things, that revenue from software sales that do not require significant production, modification or customization be recognized when evidence of an arrangement exists, delivery has occurred, the fee is fixed as determinable and collectability is probable. Software sales for which significant modifications are required are recognized under a percentage-of-completion method based on costs incurred to date compared with total estimated costs. Profit estimates on such contracts are reviewed periodically whenever there is a change in facts or circumstances. Any losses on a contract would result in the full amount of the loss being recognized immediately.

           Costs and estimated earnings in excess of billings on contracts in progress represents recoverable costs and the estimated profit thereon which have not yet been billed to the customer. Unearned revenues represent deposits or prepayments received from customers for services yet to be performed. Such advance payments are applied over the lives of the contracts.

           Temporary Cash Investment

           Temporary cash investment is comprised of a certificate of deposit that matures in November 2002.

ADVANCED CASINO SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS (Continued)

           Allowance for Doubtful Accounts -

           The allowance for doubtful accounts is maintained at a level considered adequate to provide for possible future losses. Provisions for doubtful accounts amounting to $8,000 and $20,000 were made during 2001 and 2000, respectively.

           Inventories

           Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

           Operating Equipment

           Operating equipment is recorded at cost and is being depreciated utilizing the straight-line method over estimated useful lives of three to 15 years.

           Asset Held for Sale

           Operating equipment acquired under a capital lease arrangement (see Note 6) is no longer in use and is being marketed to third parties. The carrying amount of $70,000 as shown on the accompanying balance sheet at December 31, 2001 represents management’s best estimate of the realizable value of the asset. ACSC incurred a loss from the write down to estimated realizable value of $138,000 during the year ended December 31, 2001.

           Income Taxes

           ACSC is included in the consolidated federal income tax return of GBCC. ACSC’s provision for federal income taxes is based on the amount of tax that would be provided if a separate federal income tax return were filed.

           Recent Accounting Pronouncement

           In July 2001, the Financial Accounting Standards Board issued Statement No. 141, “Business Combinations” (“SFAS 141”) and Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS 142 establishes new standards for goodwill acquired in a business combination and requires that goodwill and other intangible assets be periodically reviewed for impairment rather than being amortized. SFAS 142 is effective for fiscal years beginning after December 15, 2001 with earlier application permitted. ACSC does not expect the adoption of SFAS 142 to have a material effect on its financial statements.

           The Financial Accounting Standards Board issued Statement No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) in August 2001 and Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) in October 2001. SFAS 143 addresses reporting for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS 143 is effective for fiscal years beginning after June 15, 2002. SFAS 144 supercedes earlier guidance with respect to such accounting and is effective for fiscal years beginning after December 15, 2001. ACSC does not expect the adoption of SFAS 143 and SFAS 144 to have a material effect on its financial statements.

           Income Taxes

           Components of ACSC’s (provision) benefit for income taxes consist of the following:

	Year Ended December 31,

	2001	2000	1999

Federal income tax (provision) benefit:

Current	$(2,906,000)	$(391,000)	$445,000

Deferred	74,000	(30,000)	(31,000)

State income tax (provision) benefit:

Current	(898,000)	(99,000)	114,000

Deferred	27,000	(8,000)	(27,000)

	$(3,703,000)	$(528,000)	$501,000

           ACSC paid federal income tax payments under its intercompany tax allocation agreement totaling $2,895,000, $0, and $81,000 during the years ended December 31, 2001, 2000 and 1999, respectively. Total state income taxes paid by ACSC amounted to $802,000, $14,000, and $134,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

           A reconciliation between the calculated tax (provision) benefit on income based on the statutory rates in effect and the effective tax rates follows:

	Year Ended December 31,

	2001	2000	1999

Calculated income tax provision	$(3,151,000)	$(386,000)	$362,000

State taxes, net of federal effect	(575,000)	(69,000)	57,000

Other	23,000	(73,000)	82,000

Tax provision as shown on statement of operations	$(3,703,000)	$(528,000)	$501,000

           Deferred taxes are computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. Deferred income taxes result primarily from the use of the allowance method rather than the direct write-off method for doubtful accounts, the use of accelerated methods of depreciation for federal income tax purposes and differences in the timing of deductions taken between tax and financial reporting purposes for other accruals.

           The components of the net deferred tax asset on the accompanying balance sheets are as follows:

	Year Ended December 31,

	2001	2000

Deferred tax assets:

Liabilities and accruals	$107,000	$72,000

Write down of assets	55,000	—

Other	19,000	8,000

	$181,000	$80,000

ADVANCED CASINO SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS (Continued)

           Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”) requires that the tax benefit of deferred tax assets resulting from temporary differences be recorded as an asset and, to the extent that management can not assess that the utilization of such asset is more likely than not, a valuation allowance should be recorded. ACSC earned taxable income in 2001 and anticipates sufficient taxable income in future years to enable it to realize its remaining net deferred tax asset of $181,000. Accordingly, no valuation allowance has been provided.

           Receivables and payables to PPI Corporation in connection with the aforementioned tax allocation agreements at December 31, 2001 and 2000 are as follows:

	December 31,

	2001	2000

Deferred income taxes — current	$85,000	$59,000

Deferred income taxes — noncurrent	55,000	7,000

Due to affiliates	(402,000)	(391,000)

(3)	Regulatory Matters

           Because the casino industry is highly regulated at the state level, ACSC is required to be licensed in order to provide services to casino operators in most jurisdictions. Generally, licensing requires that ACSC and its officers, including officers of GBCC, be investigated and found suitable by state authorities. In addition, ACSC must meet periodic reporting requirements and provide other information to state authorities as requested. The suspension or revocation of a license could materially impact ACSC’s ability to carry on its business activities.

(4)	Leases

           Capital lease

           During 2001, ACSC acquired certain equipment under a capital lease. The lease has an effective annual interest rate of 13.4% and expires in February 2004. ACSC’s obligations under the lease agreement are secured by the equipment as well as by a $100,000 irrevocable line of credit during the term of the lease. The line of credit, which is subject to renewal in May 2002, is collateralized by ACSC’s $100,000 temporary cash investment. Additionally, ACSC is required to provide the lessor with periodic financial reports and other financial information. ACSC has also entered into a purchase agreement to acquire the equipment upon written notice from the lessor at a cost of $37,000 no earlier than 30 days prior to the expiration of the lease term. The asset under capital lease is no longer in use and is reflected as asset held for sale at an estimated net realizable value of $70,000 on the accompanying balance sheet at December 31, 2001 (see Note 1). Amortization expense with respect to this asset amounted to $42,000 during the year ended December 31, 2001.

           Future minimum lease payments under the capital lease obligation as of December 31, 2001 are as follows:

2002	$91,000

2003	91,000

2004	53,000

Total minimum lease payments	235,000

Less amount representing interest	(36,000)

Present value of future minimum lease payments	199,000

Current capital lease obligation	(69,000)

Long-term capital lease obligation	$130,000

           Operating Leases

ADVANCED CASINO SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS (Continued)

           ACSC leases office space and operating equipment under lease agreements accounted for as operating leases. The lease agreements expire at various dates through the year 2005 and several contain automatic renewals unless notice of termination is given. Total rental expense amounted to $595,000, $442,000, and $386,000 during the years ended December 31, 2001, 2000, and 1999, respectively.

           Future minimum lease payments as of December 31, 2001 under operating leases having an initial or remaining non-cancelable lease term in excess of one year are as follows:

2002	$249,000

2003	75,000

2004	11,000

2005	5,000

$340,000

(5)	Supplemental Cash Flow Information

           ACSC paid no interest during the years ended December 31, 2001, 2000, and 1999.

           During 2001, ACSC entered into a capital lease obligation for certain operating equipment in the original amount of $250,000 (see Note 6).

           During June 2000, the Board of Directors of PPI Corporation approved the offset of a portion of certain outstanding short-term advances made by PPI Corporation to ACSC against $401,000 of current estimated federal income taxes due to ACSC as of December 31, 1999 under the intercompany tax allocation agreement. In addition, the Board of Directors approved the contribution as additional paid-in capital of the remaining short-term advances outstanding in the amount of $491,000. Both transactions are excluded from the accompanying statement of cash flows for the year ended December 31, 2000 as non-cash transactions.

(6)	Major Customers

           ACSC’s computer service revenues are derived primarily from either system installation contracts or from sales to affiliates. Systems installation contracts generally require an extended period of time to complete and represent significant, but nonrecurring revenue earned from a given customer. Upon completion of an installation, ACSC may continue to recognize service or maintenance revenues from the customer at a much reduced amount. The following table demonstrates ACSC’s dependence on installation contracts and on sales to affiliates:

	Year Ended December 31,

	2001	2000	1999

Total percentage of period revenues attributable to installation contracts	75.6%	60.9%	61.3%

Percentages of period revenues attributable to affiliate sales	4.7%	22.9%	22.8%

(7)	Disclosures about Fair Value of Financial Instruments

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

           Cash –

                  The carrying amount equals fair value.

           Temporary cash investment –

ADVANCED CASINO SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS (Continued)

           The carrying amount approximates fair value because of the short maturity of this instrument.

           The estimated carrying amounts and fair values of ACSC’s financial instruments are as follows:

	December 31, 2001		December 31, 2000		December 31, 1999

	Carrying		Carrying		Carrying

	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value

Financial Assets:

Cash	$6,754,000	$6,754,000	$3,576,000	$3,576,000	$732,000	$732,000

Temporary cash investment	100,000	100,000	100,000	100,000	892,000	892,000

(8)	Reclassification

           Certain reclassifications have been made to the prior year’s financial statements to conform to the 2001 financial statement presentation.

(9)	Subsequent Event (unaudited)

           On March 19, 2002, Greate Bay Casino Corporation, parent corporation of PPI, completed the sale of ACSC to Bally Gaming, Inc., a wholly owned subsidiary of Alliance Gaming Corporation, for $14.6 million as part of Greate Bay Casino Corporation’s Chapter 11 plan.

(b)	Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

           The following Unaudited Pro Forma Condensed Combined Balance Sheet presents the financial position of the Alliance Gaming Corporation (the “Company”) assuming the acquisition of Advance Casino Systems Corporation (“ACSC”) occurred on December 31, 2001. Adjustments necessary to reflect this assumption and to restate the historical balance sheet of the Company are presented in the Adjustment column, and are further described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information.

           The Unaudited Pro Forma Condensed Combined Statements of Operations present results of operations of the Company assuming the Acquisition of ACSC occurred at the beginning of the relevant period. Adjustments necessary to reflect the Acquisition and to restate the historical results of operations are presented in the Adjustments and are further described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information.

           The historical unaudited financial information for Alliance is derived from the consolidated financial statement of the Company for the year ended June 30, 2001, which have been audited by Arthur Andersen LLP, independent accountants, and the unaudited financial statements of Alliance for the six-month period December 31, 2001. The historical unaudited financial information for ACSC is derived from the unaudited financial statements of ACSC for the respective periods.

           The following information does not purport to present the financial position or results of operations of the Company had the acquisition and events associated therewith occurred on the dates specified, nor is it necessary indicative of the results of operations of the Company as they may be in the future or as they might have been has the Acquisition been consummated on the dates shown. The Unaudited Pro Forma Condensed Combined Financial Information is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Combined financial Statements and should be read in conjunction therewith.

           The Adjustments are based upon preliminary estimates and certain assumptions that management of the Company believes are reasonable in the circumstances. Final amounts could differ from those set forth below. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma financial information.

COMBINED BALANCE SHEETS

December 31, 2001
(In 000’s)

	Alliance		Adjust-		Pro Forma
	Gaming	ACSC	ments		Combined

ASSETS

Current assets:

Cash and cash equivalents	$55,322	$6,854	$(14,600	) (a)	$47,576

Accounts and notes receivable, net	89,006	5,071	—		94,077

Inventories, net	43,222	774	—		43,996

Other current assets	11,856	406	—		12,262

Total current assets	199,406	13,105	(14,600)		197,911

Long-term notes receivable, net	2,327	—	—		2,327

Leased equipment, net	24,253	—	—		24,253

Property, plant and equipment, net	91,569	451	—		92,020

Excess of costs over net assets of acquired businesses, net	50,778	—	14,600	(a)

			(7,768	)(b)	57,610

Intangible assets, net	33,388	—	—		33,388

Deferred tax assets, net		12,24171	—		12,312

Other assets, net	3,732	70	—		3,802

	$417,694	$13,697	$(7,768)		$423,623

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:

Accounts payable	$21,289	$2,722	$—		$24,011

Accrued liabilities	52,738	2,892	—		55,630

Current maturities of long-term debt	1,790	69	—		1,859

Total current liabilities	75,817	5,683	—		81,500

Long term debt	341,632	130	—		341,762

Other liabilities	11,154	116	—		11,270

Total liabilities	428,603	5,929	—		434,532

Minority interest	1,280	—	—		1,280

Commitments and contingencies Stockholders’ equity (deficiency):

Series E Special Stock	12	—	—		12

Common Stock	2,326	1	(1)		2,326

Treasury stock	(501)	—	—		(501)

Additional paid-in capital	151,760	491	(491)		151,760

Accumulated other comprehensive income	(25,227)	—	—		(25,227)

Retained earnings (accumulated deficit)	(140,559)	7,276	(7,276)		(140,559)

Total stockholders’ equity (deficiency)	(12,189)	7,768	(7,768	) (b)	(12,189)

	$417,694	$13,697	$(7,768)		$423,623

See accompanying Unaudited note.

COMBINED STATEMENTS OF OPERATIONS

Twelve Months Ended June 30, 2001
(In 000’s)

	Alliance		Adjust-	Pro Forma
	Gaming	ACSC	ments	Combined

Revenues:

Gaming equipment and systems	$160,890	$26,169	$—	$187,059

Wall machines and amusement games	72,228	—	—	72,228

Route operations	221,505	—	—	221,505

Casino operations	73,499	—	—	73,499

	528,122	26,169	—	554,291

Costs and expenses:

Cost of gaming equipment and systems	77,423	12,687	—	90,110

Cost of wall machines and amusement games	39,243	—	—	39,243

Cost of route operations	178,103	—	—	178,103

Cost of casino operations	32,541	—	—	32,541

Selling, general and administrative	98,635	7,639	—	106,274

Research and development	13,576	625	—	14,201

Depreciation and amortization	27,745	181	—	27,926

Unusual item	6,489	—	—	6,489

	473,755	21,132	—	494,887

Operating income	54,367	5,037	—	59,404

Other income (expense):

Interest income	1,043	180	(292)	(a)931

Interest expense	(34,807)	—	—	(34,807)

Minority interest	(2,165)	—	—	(2,165)

Other, net	(181)	(1)	—	(182)

Income before income taxes	18,257	5,216	(292)	23,181

Income tax benefit (provision)	(611)	(2,158)	—	(2,769)

Net income before extraordinary item	17,646	3,058	(292)	20,412

Extraordinary loss, without tax benefit	(3,164)	—	—	(3,164)

Net income	$14,482	$3,058	$(292)	$17,248

Basic earnings per share

Income before extraordinary items	$0.42			$0.50

Extraordinary loss	(.08)			(.08)

Net Income	$0.34			$0.42

Diluted earnings per share

Income before extraordinary items	0.42			0.48

Extraordinary loss	(.08)			(.08)

Net income	$0.34			$0.40

See accompanying unaudited note.

COMBINED STATEMENTS OF OPERATIONS

Six Months Ended December 31, 2001
(In 000’s)

	Alliance		Adjust-		Pro Forma
	Gaming	ACSC	ments		Combined

Revenues:

Gaming equipment and systems	$96,792	$19,116	$—		$115,908

Wall machines and amusement games	38,123	—	—		38,123

Route operations	109,564	—	—		109,564

Casino operations	35,786	—	—		35,786

	280,265	19,116	—		299,381

Costs and expenses:

Cost of gaming equipment and systems	42,395	7,563	—		49,958

Cost of wall machines and amusement games	20,613	—	—		20,613

Cost of route operations	86,779	—	—		86,779

Cost of casino operations	16,201	—	—		16,201

Selling, general and administrative	56,477	5,566	—		62,043

Research and development	7,499	332	—		7,831

Depreciation and amortization	15,040	153	—		15,193

	245,004	13,614	—		258,618

Operating income	35,261	5,502	—		40,763

Other income (expense):

Interest income	764	36	(146	) (a)	654

Interest expense	(14,680)	—	—		(14,680)

Minority interest	(868)	—	—		(868)

Other, net	(12)	(138)	—		(150)

Income before income taxes	20,465	5,400	(146)		25,719

Income tax benefit (provision)	(221)	(2,156)	—		(2,377)

Net income	$20,244	$3,244	$(146)		$23,342

Basic earnings per share	$0.46				$0.53

Diluted earnings per share	$0.44				$0.51

See accompanying unaudited note.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

           Adjustments:

(a)	As the purchase of all outstanding shares of ACSC was made with available cash, the interest income that could have been earned on those invested funds has been deducted, using a rate of 2%.

(b)	To reflect the elimination of the ACSC equity using the “push down” method of accounting. The assets acquired are believed to have book values approximating fair value.

(c)	Exhibits.

None.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

Dated: May 10, 2002

	By:	/s/ MARK LERNER Mark Lerner Vice President and Secretary